FOR IMMEDIATE RELEASE

February 1, 2007

EGL Eagle Global Logistics Names

Bruno Sidler President of Europe, Middle East and Africa Region

Houston, TX (February 1, 2007), --- EGL Eagle Global Logistics (NASDAQ:EAGL), a leading global freight forwarder and logistics provider, today announced that Bruno Sidler has been named President of its Europe, Middle East and Africa Region.

Mr. Sidler, a 28-year veteran of the industry, comes to EGL from Panalpina Group, Basel Switzerland, where he most recently served as President and CEO since May 1998.  Throughout his tenure at Panalpina, he has also held several management positions in South Africa, Nigeria, Singapore and Indonesia.

“We are confident that Bruno’s personal success and industry expertise will greatly contribute to leading the strategic development globally; particularly in Europe, the Middle East and the African regions and strengthen our existing network, which has some of the best and most knowledgeable leaders in the industry,” said Jim Crane, Chairman and CEO of EGL Eagle Global Logistics.

About EGL, Inc.

Houston-based EGL, Inc. operates under the name EGL Eagle Global Logistics. EGL is a leading global transportation, supply chain management and information services company dedicated to providing superior flexibility and fewer shipping restrictions on a price competitive basis. With 2005 revenues exceeding $3.1 billion, EGL's services include air and ocean freight forwarding, customs brokerage, local pickup and delivery service, materials management, warehousing, trade facilitation and procurement, and integrated logistics and supply chain management services. The Company's shares are traded on the NASDAQ National Market under the symbol "EAGL".

Cautionary Statements

The statements in this press release (and statements in the conference call referred to above) regarding projected revenue growth, profitability and earnings per share (including guidance), capital expenditure levels, growth opportunities, yield improvement, increased efficiencies, improvements in operating and financial systems, effective tax rates, our ability to pass- through fuel costs, expected insurance recoveries, stock repurchases, the results of government investigations and other statements that are not historical facts, are forward looking statements. These statements involve risks and uncertainties including, but not limited to, our ability to manage and continue growth, risks associated with operating in international markets, events impacting the volume of international trade, our ability to comply with rules relating to the performance of U.S. government contracts, fuel shortages and price volatility of fuel, seasonal trends in our business, currency devaluations and fluctuations in foreign markets, our effective income tax rate, our ability to upgrade our information technology systems, protecting our intellectual property rights, heightened global security measures, availability of cargo space, increases in the prices charged by our suppliers, competition in the freight industry and our ability to maintain market share, material weaknesses within our internal controls, control by and dependence on our founder, liability for loss or damage to goods, the results of litigation, exposure to fines and penalties if our owner/operators are deemed to be employees, failure to comply with environmental, health and safety, and criminal laws and regulations and governmental permit and licensing requirements, laws and regulations that decrease our ability to change our charter and bylaws, the impact of goodwill impairments, the successful deployment of our global IT infrastructure, estimated expenses associated with stock option practices and other factors detailed in the company's Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

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EGL Company Contact:

Sherry Amberg

Director Marketing Communications

281.618.3215

Sherry.Amberg@eaglegl.com